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                                                                    EXHIBIT 10.3


                  FOURTH SUPPLEMENT TO CENTIGRAM COMMUNICATIONS
                  CORPORATION PREFERRED SHARES RIGHTS AGREEMENT

         This Fourth Supplement to the Centigram Communications Corporation Preferred Shares Rights Agreement (the "Supplement") amends the Centigram Communications Corporation Preferred Shares Rights Agreement dated as of October 20, 1992, as previously amended by the Supplement to Centigram Communications Corporation Preferred Shares Rights Agreement dated as of October 20, 1992, the Second Supplement to Centigram Communications Corporation Preferred Shares Rights Agreement dated as of January 1995 and the Third Supplement to Centigram Communications Corporation Preferred Shares Rights Agreement dated as of October 22, 1999 (as amended, the "Agreement"). This Supplement is entered into by and between Centigram Communications Corporation, a Delaware corporation ("Centigram"), and American Stock Transfer and Trust Company, as Rights Agent (the "Agent"), pursuant to Section 27 of the Agreement.

         Section 1(a) of the Agreement is hereby amended to read in its entirety as follows:

         (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding, but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan. In addition, "Acquiring Person" shall not include:

                    (1) Kopp Investment Advisors, Inc. ("KIA"), LeRoy C. Kopp ("LCK"), the Kopp Emerging Growth Fund ("KEGF") or the Kopp Holding Company ("KHC" and, collectively with KIA, LCK and KEGF, the "Kopp Entities" and each a "Kopp Entity") provided and only for so long as (i) on or prior to May 30, 2000, no Kopp Entity beneficially owns in excess of 28.3% of the Common Shares of the Company then outstanding, (ii) after May 30, 2000, no Kopp Entity beneficially owns in excess of 25% of the Common Shares of the Company then outstanding; (iii) KIA and KECG continue to be entitled to file reports of beneficial ownership of the Common Shares of the Company on Schedule 13G pursuant to Section 13(d) and
                         Section 13(g) of the Securities Exchange Act; (iv) except as otherwise required by Rule 13d-1(b)(1)(ii)(G) promulgated under the Exchange Act, LCK and KHC continue to be entitled to file reports of beneficial ownership of the Common Shares of the Company on
                         Schedule 13G pursuant to Section 13(d) and Section 13(g) of the Securities Exchange Act; (v) LCK and KHC do not own in the aggregate (directly or indirectly through IRAs and trusts) in excess of 1.7% of the Common Shares of the Company then outstanding; and (vi) the Kopp Entities continue to



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                         be in compliance with all other terms of the letter
                         agreement dated as of October 8, 1999 among the Kopp Entities and the Company (a copy of which is attached to the Third Supplement to Centigram Communications Corporation Preferred Shares Rights Agreement dated as of October 22, 1999), as determined by a majority of the Continuing Directors in their sole discretion; and

                  (2) ADC Telecommunications, Inc. ("ADC"), but only in connection with an acquisition effected pursuant to the terms of the Agreement and Plan of Merger by and among ADC, Poundstone Acquisition Corp. and the Company dated June 8, 2000.

                  Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person either (i) as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person, other than those entities described in the foregoing two sentences, shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an Acquiring Person, or (ii) if within eight days after such Person would otherwise become an Acquiring Person (but for the operation of this clause (ii)), such Person notifies the Board of Directors that such Person did so inadvertently and within two days after such notification, such Person is the Beneficial Owner of less than 15% of the outstanding Common Shares.

         Except as amended hereby, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed effective as of June 8, 2000.

                         CENTIGRAM COMMUNICATIONS CORPORATION

                         By:  /s/ Thomas E. Brunton
                              -------------------------------------------------
                              Thomas E. Brunton
                              Senior Vice President and Chief Financial Officer


                         AMERICAN STOCK TRANSFER AND TRUST COMPANY

                         By:  /s/ Herbert J. Lemmer
                              -------------------------------------------------
                              Herbert J. Lemmer
                              Vice President




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